Exhibit 10.22

2014 AMENDMENT

 TO THE

STAMPS.COM INC. 2010 EQUITY INCENTIVE PLAN

Pursuant to Section 20.2 of the Stamps.com Inc. 2010 Equity Incentive Plan (the “Plan”), and the action of the Board of Directors of Stamps.com Inc. (the “Company”), the Company hereby adopts this Amendment to the Plan. This Amendment is effective September 9, 2014. Capitalized terms used in this Amendment, but not defined herein, shall have the respective meanings for such terms set forth in the Plan.

The Plan is amended in the following respects only:

1.	A new definition is added to Section 2 of the Plan to read as follows:

“2014 Plan Amendment” means the amendment to this Plan adopted by action of the Board effective September 9, 2014, increasing the number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan as set forth in Section 3.1.

2.	The first sentence of Section 3.1 of the Plan is amended to read as follows:

The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan is the three million five hundred thousand (3,500,000) shares originally set forth in this Plan plus an additional two million one hundred thousand (2,100,000) shares added by the 2014 Plan Amendment, in each case calculated in accordance with Section 3.2.

3.	Section 21.2A is added to the Plan to read as follows:

21.2A. Stockholder Approval of 2014 Plan Amendment. The 2014 Plan Amendment is subject to approval by the stockholders of the Company within twelve (12) months after the effective date of the 2014 Plan Amendment. No Awards of Restricted Stock or Restricted Stock Units may be granted (or any other issuances of shares of Stock made) with respect to the shares of Stock added to the Plan by the 2014 Plan Amendment unless and until such stockholder approval is obtained. Awards of Options and Stock Appreciation Rights may be granted with respect to the shares of Stock added to the Plan by the 2014 Plan Amendment prior to such stockholder approval, provided that any such Options and Stock Appreciation Rights may not be exercised or become exercisable unless and until such stockholder approval is obtained. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Executed on September 9, 2014, at El Segundo, California.

STAMPS.COM INC.

By:

Title: